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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2008 (November 17, 2008)

Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip code)

720-888-1000
(Registrant's telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On November 17, 2008, Level 3 Communications, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Initial Purchase Agreement") with certain investors in connection with the offering and sale of $400,000,000 aggregate principal amount of its 15% Convertible Senior Notes due 2013 (the "New Notes"). On November 17, 2008, following the execution of the Initial Purchase Agreement, but before the opening of trading of the U.S. Securities markets on November 17, 2008, the Company and those investors agreed to re-allocate the aggregate principal amount of New Notes that those investors would purchase under the Initial Purchase Agreement, and to permit an additional investor to purchase New Notes under the Initial Purchase Agreement (such additional investor, together with those certain investors, the "Investors") (such Initial Purchase Agreement as modified, the "Purchase Agreement"). The following table sets forth the aggregate principal amount of New Notes that each Investor has committed to purchase pursuant to the Purchase Agreement.

Investor	Proposed purchase amount
Fairfax Financial Holdings	$100,062,000
Southeastern Asset Management	$100,062,000
Chou Associates Management Inc.	$50,000,000
Davis Selected Advisers	$40,000,000
Markel Corporation	$25,000,000
Gary and Mary West	$25,000,000
Steelhead Partners	$20,000,000
Walter Scott, Jr. and related accounts	$36,976,000
Robert E. Julian and related accounts	$2,900,000

        The New Notes will mature on January 15, 2013 and pay 15 percent annual cash interest. The New Notes will be convertible by holders into shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at an initial conversion price of $1.80 per share (which is equivalent to a conversion rate of 555.5556 shares of Common Stock per $1,000 principal amount of the New Notes), subject to adjustment upon certain events, at any time before the close of business on January 15, 2013. Holders may require the Company to repurchase all or any part of their New Notes upon the occurrence of a designated event (change of control or a termination of trading) at a price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest to, but excluding, the repurchase date, if any. In addition, if a holder elects to convert its New Notes in connection with certain changes in control, the Company will pay, to the extent described in the First Supplemental Indenture (as defined below) governing the New Notes, a make-whole premium by increasing the number of shares deliverable upon conversion of such Notes.

        If at any time following the date of initial issuance of the New Notes and prior to the close of business on January 15, 2013 the closing sale price per share of the Company's Common Stock exceeds 222.2% of the conversion price of the New Notes then in effect for at least 20 trading days within any 30 consecutive trading day period, the New Notes will automatically convert into shares of Common Stock, plus accrued and unpaid interest (if any) to, but excluding the automatic conversion date, which date will be designated by the Company following such automatic conversion event.

        Two of the Company's large stockholders, Fairfax Financial Holdings and Southeastern Asset Management, on behalf of its advisory clients, have each committed to purchase $100,062,000 aggregate principal amount of the New Notes. Two members of the Company's board of directors, Walter Scott,

Jr. and Robert E. Julian, have committed to purchase $36,976,000 and $2,900,000 aggregate principal amount of New Notes, respectively.

        The issuance of the New Notes is subject to the Company's accepting for payment at least 50%, or $177,270,500, aggregate principal amount of its outstanding 2.875% Convertible Senior Notes due 2010 (the "2010 Senior Notes") and 50%, or $240,833,000, aggregate principal amount of its outstanding 6% Convertible Subordinated Notes due 2010 (the "2010 Subordinated Notes") in the Tender Offers (defined below) for such series of notes. In addition, the issuance of the New Notes is subject to other customary closing conditions.

        In addition, if the Company does not accept for payment any of its 6% Convertible Subordinated Notes due 2009 (the "2009 Notes") in the Tender Offer for such notes, Mr. Scott's commitment to purchase New Notes in the offering will be reduced to $10,776,000, and the aggregate principal amount of New Notes offered would be $373,800,000. Furthermore, if the offering of the New Notes has not been consummated on or prior to January 31, 2009 (other than as a result of a breach of the Purchase Agreement by the Investors), the Company must pay to those Investors who have agreed to deposit the purchase price for their notes into escrow a termination fee equal to $2,000,000 in the aggregate.

        In connection with the offering of the New Notes, the Company has agreed with two investors to use its reasonable best efforts to file, within 20 days after the issuance of the New Notes, at the Company's expense, a shelf registration statement with respect to the resale by such investors of the New Notes, the Common Stock issuable upon conversion of the New Notes and other of the Company's securities beneficially owned by such investors.

        A copy of the Purchase Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The New Notes will be issued pursuant to an indenture, to be dated as of the closing date of the offering (the "Base Indenture"), between the Company and The Bank of New York Mellon, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, to be dated as of the closing date of the offering (the "First Supplemental Indenture"), between the Company and the Trustee. The form of Base Indenture was filed as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-154976) under the Securities Act of 1933, as amended, filed November 4, 2008. A copy of the form of First Supplemental Indenture is attached hereto as Exhibit 4.2, and is incorporated herein by reference.

        On November 19, 2007, the Company entered into a standstill agreement with Southeastern Asset Management, Inc. ("Southeastern"), one of the Investors, pursuant to which Southeastern agreed for a period ending on February 18, 2011, that it would not, without the consent of the majority of the Company's entire board of directors (excluding representatives or designees of Southeastern) (1) purchase a material amount of the Company's assets or the assets of any of the Company's subsidiaries, (2) purchase any of the Company's voting stock or securities exchangeable for or convertible into voting stock, or (3) enter into any arrangements that would cause a "change of control" of the Company. In connection with entering into the Purchase Agreement, on November 17, 2008, the Company granted Southeastern a waiver under the standstill agreement so that Southeastern could purchase $100,062,000 aggregate principal amount of the New Notes being offered.

Item 8.01    Other Events.

        Concurrently with the offering of the Notes, on November 17, 2008, the Company has commenced three separate tender offers (collectively, the "Tender Offers") to purchase for cash up to $354,541,000 aggregate principal amount of the 2010 Senior Notes, $481,666,000 aggregate principal amount of the 2010 Subordinated Notes and $305,135,000 aggregate principal amount of the 2009 Notes (collectively, the "Tender Offer Notes"). Each Tender Offer is scheduled to expire at 12:00 midnight, New York Time, on December 15, 2008, unless extended for that Tender Offer or earlier terminated with respect to that Tender Offer (the "Expiration Date").

        Pursuant to the terms and conditions of each of the Tender Offers, the Company is offering to purchase (i) any and all of the outstanding 2010 Senior Notes for a price equal to $620.00 per $1,000 principal amount of the 2010 Senior Notes, (ii) any and all of the outstanding 2010 Subordinated Notes for a price equal to $700.00 per $1,000 principal amount of the 2010 Subordinated Notes and (iii) any and all of the outstanding 2009 Notes for a price equal to $920.00 per $1,000 principal amount of the 2009 Notes.

        Each Tender Offer is subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase (the "Offer to Purchase"), which is filed as Exhibit (a)(1)(i) to the Company's Tender Offer Statement on Schedule TO filed with the SEC on November 17, 2008, including (i) there being validly tendered and not validly withdrawn on or prior to the applicable Expiration Date at least $177,270,500 aggregate principal amount of 2010 Senior Notes with respect to the Tender Offer for such notes, at least $240,833,000 aggregate principal amount of 2010 Subordinated Notes with respect to the Tender Offer for such notes and at least $152,567,500 aggregate principal amount of 2009 Notes with respect to the Tender Offer for such notes, (ii) the satisfaction of the general conditions described in the Offer to Purchase and (iii) the sale of at least $373 million aggregate principal amount of the New Notes. In addition, (a) the offer to purchase the 2009 Notes is conditioned on the acceptance for payment of the 2010 Senior Notes and the 2010 Subordinated Notes pursuant to the terms and conditions of such other Tender Offers, (b) the offer to purchase the 2010 Subordinated Notes is conditioned on the acceptance for payment of the 2010 Senior Notes pursuant to the terms and conditions of such other Tender Offer and (c) the offer to purchase the 2010 Senior Notes is conditioned on the acceptance for payment of the 2010 Subordinated Notes pursuant to the terms and conditions of such other Tender Offer.

        As of November 17, 2008, Mr. Scott beneficially owned (i) $28,500,000 aggregate principal amount of the 2009 Subordinated Notes, which constituted approximately 9.3% of the aggregate principal amount outstanding of such notes, and (ii) $15,400,000 aggregate principal amount of the 2010 Subordinated Notes, which constituted approximately 3.2% of the aggregate principal amount outstanding of such notes. Mr. Scott has agreed with the Company to tender all such notes in the applicable Offers.

        In addition, Mr. Julian beneficially owned $4,161,000 aggregate principal amount of the 2010 Subordinated Notes, which constituted approximately 1% of the aggregate principal amount outstanding of such notes. Mr. Julian has agreed with the Company to tender all such notes in the applicable Offer.

        On November 17, 2008, the Company issued a press release announcing the commencement of the Tender Offers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        This Current Report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the Tender Offer Notes that are the subject of the Tender Offers. Each Tender Offer may only be made pursuant to the terms and conditions of the Offer to Purchase and the related Letter of Transmittal.

Item 9.01.    Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired

          None

  (b)
  Pro Forma Financial Information

          None

  (c)
  Shell Company Transactions

          None

  (d)
  Exhibits

  4.1
  Form of First Supplemental Indenture, by and between the Company and The Bank of New York Mellon, as trustee.

  10.1
  Securities Purchase Agreement, dated as of November 17, 2008, among the Company and the Investors named therein.

  99.1
  Press Release, dated November 17, 2008, relating to the Tender Offers.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.
By:	/s/ NEIL J. ECKSTEIN Neil J. Eckstein, Senior Vice President

Date: November 18, 2008

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 8.01 Other Events.
  Item 9.01. Financial Statements and Exhibits
SIGNATURES